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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our report on the financial statements of Tritheim Technologics, Inc. dated November 6, 1998 included in PubliCARD, Inc.'s Current Report on Form 8-K/A dated February 5, 1999 and incorporated by reference in the Registration Statement on Form S-3 and the related Prospectus of PubliCARD, Inc. dated October 29, 1999.

                                          /s/ ARTHUR ANDERSEN LLP

Tampa, Florida
October 25, 1999